AIRCRAFT LEASING AGREEMENT
                           --------------------------

         THIS LEASE AGREEMENT (hereinafter referred to as "Lease") is made and entered into on the 1st day of October, 2002, by and between M.D. Lung, Inc., an Indiana Corporation (hereinafter referred to as "Lessor",) and Patrick Industries, Inc., 2216 Airport Boulevard, Elkhart Municipal Airport, Elkhart, Indiana, 46514 (hereinafter referred to as "Lessee"), as follows:

         WHEREAS, Lessor is the owner of the following described aircraft and related equipment:

         MAKE & MODEL:              Sabreliner 65
         AIRCRAFT SERIAL NO.:       465-33
         REGISTRATION NO.: N265C

together with the manufacturer's specified equipment described in Exhibit "A" attached hereto and made a part hereof by reference all of said personal property being collectively referred to as the "Aircraft;"

         WHEREAS, Lessor wishes to Lease to Lessee and Lessee desires to lease from Lessor the Aircraft subject to the terms and conditions of this Lease; and

         WHEREAS, the parties desire to memorialize this leasing relationship in writing.

         NOW, THEREFORE, in consideration of mutual agreements and covenants set forth herein, and for all other good and valuable legal consideration which is found to exist, the Parties agree as follows:

         1. TERM: The term of this Lease shall be for a term of twenty-four (24) months commencing on the 1st day of November, 2002, and ending on the 31st day of October, 2004.

         2. RENTAL: Lessee shall pay Lessor, as rental for the Aircraft, as follows:

                  (a) Lessee shall pay to Lessor Ten Thousand Dollars ($10,000.00), per month, beginning November 1, 2002, with said monthly rental amount to continue on the same day of each consecutive month thereafter to and including the payment due October 1, 2004;

         3. MAINTENANCE AND OPERATION: It is agreed that Lessee, as the operator of the Aircraft, shall be responsible for all maintenance, repairs, rebuilding of, refurbishment of, modification of, painting and is further responsible for the following:


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                  (a)      Fuel, oil and associated taxes and fees;

                  (b) Crew, salaries, expenses, and employee benefits, and related tax liabilities;

                  (c) Landing fees, customs, and other related types of assessments, charges, or fees and any related fines attributable thereto;

                  (d) Hangar rental provided that the Aircraft is to be hangared at the Aircraft's home base as hereinafter defined, and whenever possible, on the road;

                  (e) Any applicable excise, sales, use, and/or property tax levied on the Aircraft as a result of Lessee's use of any type or nature; and

                  (f) Ferry flights necessary to perform routine maintenance.

         In no event shall Lessor be responsible for the payment of any maintenance or operational costs attributed to the Aircraft of any type unless specifically agreed to in writing by Lessor.

         Lessee shall give Lessor written notice, as soon as possible, for major repairs or any major engine or airframe overhauls or repairs which may be required or should be performed either by laws, regulations, or the desires of Lessee. Any modifications, painting, and/or refurbishing must meet with Lessor's satisfaction to be given by Lessor in writing prior to any painting, modification, or refurbishing being done to the Aircraft. Lessee agrees at all times to operate the Aircraft in the mechanical condition adequate and safe to comply with regulations as set forth by the Federal Aviation Administration (hereinafter referred to as "FAA") and any other regulations as set forth by any local, state, or federal governing body, domestic or foreign, having power to regulate or supervise the Aircraft or the maintenance, use or operation thereof.

         Lessor shall have the right at all reasonable times to inspect the Aircraft for purposes of ascertaining compliance with any terms of this Lease.

         4. RETURN OF AIRCRAFT AT LEASE TERMINATION DATE: It is agreed by the parties that Lessor shall have thirty (30) days, after the Aircraft has been returned to Lessor, to examine the Aircraft to determine what if any damage has been done and shall notify Lessee in writing of such damages and, if possible, the cost of repair of the same. Lessee shall be responsible for all such damages and shall pay said costs of repairs, for both labor and material, within thirty (30) days of written demand thereof being made by Lessor to Lessee.

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         5.       OPTION TO PURCHASE AIRCRAFT. It is contemplated and agreed by the Parties that Lessee shall have the option to purchase the Aircraft from Lessor beginning the ___ day of ________, 20__, at negotiated terms. Lessee shall exercise said option by providing Lessor with sixty (60) days advanced written notice of the intent to exercise the option at which time negotiations shall be initiated for said purchase. All terms of said purchase will be subject to negotiation during the option period, which shall last for ninety (90) days after the aforementioned notice is given.

         6. DELIVERY AND RETURN: It is agreed by the Parties that possession of the Aircraft will be delivered to Lessee by Lessor on the date of execution of this Lease. Lessee agrees that it will return the Aircraft to Lessor in the same and as good a condition as when accepted by Lessee at the beginning of this Lease term. In the event Lessee does not return the Aircraft in such condition, Lessor will provide written notice to Lessee of repairs necessary to restore the Aircraft to the condition it was in when accepted by lessee as specified by lessor with payment of said repairs to be made by Lessee to lessor within thirty (30) days after written demand of the same by Lessor to Lessee.

         7. BASE OF AIRCRAFT. The Lessor and the Lessee both agree that the Aircraft shall be permanently based in a closed, secured hangar at the Elkhart Municipal Airport, 2216 Airport Drive, Elkhart, Indiana 46514. Lessee shall not make any change in this permanent base without notifying Lessor in writing of such change and receipt of Lessor's prior written consent thereto.

         8. TITLE AND USE OF AIRCRAFT. Title to the Aircraft shall remain with Lessor through the term of this Lease and the Aircraft shall remain under U.S. registry.

         Lessee shall have complete use of the Aircraft, restricted, however to the ordinary purposes of Lessee's business operations and pleasure. Lessee agrees to not use, operate, maintain, or store the Aircraft in violation of this Lease or any applicable law or regulation, local, state or federal, or any instructions furnished therefore by Lessor. Furthermore, Lessee shall not operate the Aircraft in any manner which would contravene the uses and purposes stipulated in any insurance policies discussed in this Lease. Nothing herein shall authorize Lessee or any other person to operate the Aircraft or incur any liability or obligation on behalf of Lessor. Lessee shall not use the Aircraft in any manner to cause harm to the Aircraft other than ordinary wear and tear.

         9. CONDITION OF AIRCRAFT. Lessor and Lessee mutually agree and understand that Lessee has had ample opportunity to inspect the Aircraft in all respects, and accepts the Aircraft in an "AS IS" condition, agreeing that the same is in a proper, fit condition for its intended use and is in good, safe, serviceable and airworthy condition.

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         10.      INSURANCE AND RISK OF LOSS. It is agreed that Lessor shall assume all risk of loss of the Aircraft for any reason whatsoever until Lessee has been given possession of said Aircraft. Thereafter, and until this Lease terminates and possession is returned to Lessor on a permanent basis, Lessee shall assume all risk of loss of the Aircraft.

         11. INSURANCE. Lessee shall secure and maintain, in effect, throughout the term hereof, insurance policies covering said Aircraft, all of which shall be agreed to in their entirety by Lessor, with minimum limits, as follows:

                  (a) Full hull coverage, including all risk, both in flight and not in flight in the amount of Two Million One Hundred Fifty Thousand Dollars ($2,150,000.00) with Lessee to be responsible for paying any deductible amounts as provided for in said coverage.

                  (b) Liability insurance in the amount of at least Twenty Million Dollars ($20,000,000.00) combined single limit, bodily injury and property damage, including passengers.

         Lessee shall provide Lessor with copies of all insurance policies or certificates prior to the time of delivery from Lessee's carriers, all of which shall be approved by Lessor. Lessee agrees to make any changes in coverage as required by Lessor as notified by Lessor to Lessee, in writing, within thirty
(30) days after said request being made by lessor to Lessee. In all policies of insurance, Lessor shall be included as an additional insured and breach of warranty insurance shall apply to Lessor.

         In the event of loss or damage to the Aircraft, Lessee shall immediately report such loss or damage to Lessor in writing, to the insurance companies underwriting such a risk, and to any and all applicable government agencies, both local, state and federal, and shall furnish such information and execute such documents as may be required and necessary to collect the proceeds from the insurance policies. In the event, the rights, liabilities, and obligations of the parties shall be as follows:

                  (a) In the event that the Aircraft is lost or damaged beyond repair, the proceeds of hull coverage, insurance policy or policies shall be payable first to the Lessor to the full extent of said coverage.

                  (b) In the event that the Aircraft is partially damaged, Lessee shall, at its costs and expense, fully repair the Aircraft to the full and complete satisfaction at least as good or the same condition as it was prior to damage. Lessor shall have the right to prior approval of all repairs made by Lessee.

         12. DEFAULT. The following events shall constitute default for purposes of this Lease:

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                  (a)      Lessor shall fail to perform or observe any material
                           covenant, condition or agreement to be performed or observed by it hereunder and such failure shall continue unremedied for a period of twenty (20) days after written notice by Lessee;

                  (b) Any representation or warranty made by Lessee hereunder or in any document or certificate furnished Lessor in connection herewith which shall prove to have been false in any material respect when made or furnished to Lessor;

                  (c) Lessee shall fail to make any payment of rent when due;

                  (d) Lessee shall fail to perform or observe any other material covenant, condition or agreement to be performed or observed by it hereunder, and such failure shall continue unremedied for a period of twenty (20) days after written notice thereof by Lessor;

                  (e) Lessee ceases doing business as a going concern, a petition is filed by or against Lessee under the bankruptcy act or any amendment thereto, a receiver is appointed for Lessee or its property, Lessee commits any act of bankruptcy, makes an assignment for the benefit of its creditors, or offers a composition or extension of any of its indebtedness, or becomes insolvent.

         13. REMEDIES FOR DEFAULT BY LESSEE. Upon the occurrence of any default by Lessee any time hereafter so long as the same shall be continuing, the Lessor may, at its option, declare this Lease to be in default by Lessee, and at any time thereafter so long as the default shall be continuing, s long as Lessee shall not have remedied all outstanding defaults, have and exercise all remedies provided at law and in equity, including without limitation the following:

                  (a) Declare the entire amount of rent hereunder immediately due and payable without notice or demand to Lessee;

                  (b) Recover from Lessee an amount equal to the unpaid balance due and to become due during the term of this Lease;

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                  (c)      Cause Lessee, at Lessee's expense, to return the
                           Aircraft to Lessor at a point in the United States designated by Lessor, or Lessor, through its employees, agents, or attorneys, may enter upon the premises where the Aircraft is located and take immediate possession of the same without demand or legal process and free of all rights of Lessee, in which case the Lessee authorizes Lessor or its agents to enter upon any premises where the Aircraft may be found for the purpose of repossessing the same, and Lessee specifically waives any right of action it might otherwise have arising out of such entry and repossession whereupon all rights of the Lessee in the equipment shall terminate immediately. No such retaking of possession shall constitute a termination of this Lease, unless Lessor so notifies Lessee in writing.

                  (d) Terminate this Lease and retain all prior payments of rent and retake possession of the Aircraft as herein provided.

         14. DEFAULT BY LESSOR. Upon the occurrence of an incident of default by Lessor, and at any time thereafter so long as the same shall be continuing, Lessee may, at its option, declare this Lease to be in default and at any time thereafter, so long as Lessor shall not have remedied all outstanding defaults within reasonable time, have and exercise all remedies provided at law and in equity.

         15. COST OF LITIGATION. In the event that litigation is initiated by either party to this Lease, as a result of the default by a party to the Lease, the prevailing party in said litigation shall be entitled to have all costs of litigation, including court costs, discovery expense, expert witness fees, and reasonable attorneys fees paid by the defaulting party.

         16. INDEMNIFICATION OF LESSOR. Lessee agrees to indemnify and hold harmless Lessor and its successors and assigns from and against any and all loss, damage, injury or death claims, demands and liability of every nature, including reasonable attorneys fees arising from or in connection with the possession, maintenance, or use or operation of the Aircraft by Lessee, unless due to causes arising in whole or in part from possession, maintenance, use or operation prior to the delivery of the Aircraft to Lessee, or unless due to the negligence of Lessor.

         17. INDEMNIFICATION OF LESSEE. Notwithstanding anything to the contrary contained in Paragraph 13, above, Lessor agrees to indemnify and hold Lessee and its affiliates, employees, agents, directors, successors and assigns harmless from any and all liabilities, losses, damages, demands and liability of every nature due to bodily injury and property damage, including reasonable attorneys fees, arising from or in connection with the ownership, operation, maintenance, use or storage of the Aircraft, arising from any act, omission or event occurring prior to the delivery of the Aircraft, to Lessee, or arising from any act or omission of Lessor, or any event over which Lessor has or had reasonable control, subsequent to the delivery of the Aircraft to Lessee.

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         18.      SUB-LEASING AND ASSIGNMENT. It is agreed by the parties that
                  Lessee agrees not to sub-lease or assign this Lease or any interest therein without the prior written consent of Lessor, or in any way to part with the possession of the same Aircraft either by voluntary act, operation of law or otherwise.
                  It is understood that Lessor may assign this Lease.

         19. TAXES, FINES, FEES OR PENALTIES. During the term of this Lease, Lessee shall be responsible for all taxes, fines, fees or penalties arising out of this Lease or the Lessee's operation of the Aircraft including, but not limited to, personal property taxes, and/or landing fees, assessed during the term of this Lease.

         20. TRUTH IN LEASING. (See Federal Aviation Regulation FAR 91.54). Lessor certifies that the vendor of this Aircraft has represented to lessor that the Aircraft has been maintained and effected under FAR 91 from the date of manufacture, to the date hereof, and that the Aircraft will be maintained by Lessee under FAR 91 for the operations to be construed under this Lease. Lessee is considered responsible for operational control of the Aircraft under this Lease.

         For an explanation of the factors bearing on operational control, pertinent Federal Aviation Regulations can be obtained from the nearest Federal Aviation Administration Flight Standard District Office, General Aviation District Office or Air Carrier District Office.

         The undersigned Lessee certifies that it is responsible for operational control of the Aircraft during the term of this Lease and that it understands its responsibilities for compliance with applicable Federal Aviation Administration Regulations.

         21.      MISCELLANEOUS.

                  (a) Modification. This Lease may be modified only by written instrument executed by both parties hereto.

                  (b) Binding Effect. This Lease shall be binding upon the parties hereto, their successors, assigns and legal representatives.

                  (c) Entire Agreement. The terms and conditions of this Lease constitute the entire agreement and supersedes all previous negotiations, presentations and agreements between the parties, whether written or oral.

                  (d) Applicable Law Venue. This Lease shall be construed and performance shall be governed under the laws of the State of Indiana. Any lawsuit or other court proceeding between or among Lessor and Lessee in relation to or arising out of this Lease or the subject matter hereof shall be brought in the federal or state courts located in Northern Indiana and St. Joseph County, Indiana.

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                  (e)      Counterparts. This Lease may be executed in separate
                           counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instruments.

                  (f) Survival of Representatives and Warranties. All representations and warranties contained herein and made by either party to the other shall survive the execution of this Lease.

                  (g) Assignment. This Lease shall insure to the benefit of and be binding upon each of the parties hereto and their respective successors and assigns.

                                                           LESSOR

                                                       M.D. LUNG, INC.


                                                by _____________________________
                                                       Mervin D. Lung, President

                                                       LESSEE

                                                       PATRICK INDUSTRIES, INC.


                                                by _____________________________
                                                       David D. Lung, President



                                                by _____________________________
                                                      ______________, Secretary

                                       8
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                                   EXHIBIT "A"
                       MANUFACTURER'S SPECIFIED EQUIPMENT
                       ----------------------------------

                          1980 Sabreliner 65 S/N 465-33

Registration Number:       N265C

Airframe Hours:            5831

Engine Hours:              LH 5804/766 SMPI Core Due 7,923
                           RH 5804/766 SMPI Core Due 7,923

APU Hours:                 607 (Solar)

Avionics:                  Dual Collins VHF 20A Comms
                           Dual Collins VIR 30A NAVS
                           Dual Collins FD 1092 Flight Directors
                           Collins APS 80 Autopilot System
                           Collins ADF 60
                           Dual Collins RMI 30's
                           Dual Collins MC 103 Compasses
                           Collins 718U-5 HF with SELCAL
                           Wulfsberg Flitefone VI with Dual Handsets
                           Primus 400 Color Radar
                           Dual TDR 90 Transponders
                           Cockpit Voice Recorder

Long Range NAVS:           Global GNS 500 Series IV
                           ANI 7000 LORAN
                           Foster Database
                           Wire Provisions and Antenna for GPS

Options:                   Angle of Attack
                           J.E.T. Standby Gyro Horizon
                           Second Hydraulic Pump Kit
                           Hydraulic Accumulator Pressure Gage
                           Computerized Aircraft Maintenance Program
                           APU Certified for In-Flight Operation

Interior:                  Eight Passengers
                           Blue Leather Chairs
                           Gray Carpet

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Exterior:                  Overall White with Yellow Tail